Exhibit 10.5

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

Issue Date: September 15, 2020

FORM OF WARRANT TO PURCHASE STOCK

THIS WARRANT TO PURCHASE STOCK (this “Warrant”) CERTIFIES THAT, for good and valuable consideration, Beech Hill Securities, Inc. (together with any successor or permitted assignee or transferee of this Warrant or of any shares issued upon exercise hereof, “Holder”) is entitled to purchase [●] shares (the “Shares”) of common stock (“Common Stock”) of Adicet Bio, Inc. (f/k/a resTORbio, Inc.), a Delaware corporation (the “Company”) at an exercise price per share (the “Exercise Price”) equal to $[●] per Share, subject to the provisions and upon the terms and conditions set forth in this Warrant.

This Warrant is issued pursuant to (i) Section 2(b)(i)(2) of that certain letter agreement among the Company, RM Global Partners, LLC (“RMG”) and Holder, dated February 19, 2019 and (ii) in connection with that certain Agreement and Plan of Merger, dated April 28, 2020, by and between the Company, Adicet Therapeutics, Inc. (f/k/a Adicet Bio, Inc.), a Delaware corporation, and Project Oasis Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of resTORbio (the “Merger Agreement”).

SECTION 1.    EXERCISE.

1.1    Method of Exercise. Subject to the provisions hereof, Holder may at any time and from time to time exercise this Warrant during the Exercise Period (as defined below), in whole or in part:

a.

Cash Exercise Election. By delivering to the Company the original copy of this Warrant together with a duly executed Notice of Exercise in substantially the form attached hereto as Appendix 1 and a check, wire transfer of funds (to an account designated by the Company), or other form of payment acceptable to the Company in the amount obtained by multiplying the Exercise Price by the number of Shares being purchased as designated in the Notice of Exercise (the “Aggregate Exercise Price”). Such delivery shall be effective upon receipt by the Company.

b.

Net Issue Election. Alternatively, in Holder’s sole discretion, by electing to receive, without payment by Holder of any additional consideration, shares of Common Stock equal to the value of the “spread” on the shares of Common Stock or any portion thereof by the surrender of this Warrant to the Company, together with a duly completed Net Issue Election Notice, in the form attached hereto as Appendix II, at the principal office of the Company, in which event the Company shall issue to Holder such number of shares of Common Stock as is computed using the following formula, rounded down to the nearest whole share:

X = Y (A – B)

A

Where:	X=	The number of shares of Common Stock to be issued to Holder pursuant to the net issue election;

	Y=	The number of shares of Common Stock in respect of which the net issue election is made (inclusive of the shares of Common Stock surrendered to the Company in payment of the Aggregate Exercise Price);

	A=	The Fair Market Value (as determined below) of one share of Common Stock at the time the net issue election is made; and

	B=	The Exercise Price in effect under this Warrant as of the date of the net issue election.

For purposes of this Section 1.1, “Fair Market Value” shall mean (i) if the Common Stock is traded regularly in a public market, the closing price of the Common Stock reported for the business day immediately before Holder delivers its Net Issue Election Notice to the Company and (ii) if the Common Stock is not traded regularly in a public market, the value most recently determined by the Company’s Board of Directors (the “Board”) to represent the fair market value per share of Common Stock; and, if the Common Stock is not traded regularly in a public market, upon request of Holder, the Company shall promptly notify Holder of the Fair Market Value per share of the Common Stock subject to this Warrant. Notwithstanding the foregoing, if the Common Stock is not traded regularly in a public market and the Board has not made such a determination within the three-month period prior to the exercise date, then (1) the Board, in good faith, shall make a determination of the Fair Market Value per share of the Common Stock within 15 days of a request by Holder that it do so, and (2) the exercise of this Warrant pursuant to this Section 1.1(b) shall be delayed until such determination is made.

1.2    Exercise Period. Subject to the provisions hereof, this Warrant shall be exercisable at any time from and after the Issue Date listed above up to and including 5:00 p.m. (Pacific Time) on the first to occur of (a) the closing of any Acquisition, or (b) August 21, 2026 (such earlier date being referred to herein as the “Expiration Date” and such period, the “Exercise Period”). This Warrant shall terminate in its entirety on the Expiration Date. For the purposes of this Warrant, “Acquisition” means (a) any sale, license, or other disposition of all or substantially all of the assets (including intellectual property) of the Company and its subsidiaries taken as a whole, (b) any reorganization, consolidation, merger or sale of the voting securities of the Company or any other transaction where the holders of the Company’s securities before the transaction beneficially own less than 50% of the outstanding voting securities of (1) the Company; (2) the surviving or resulting entity; or (3) if the surviving entity is a wholly owned subsidiary of another entity immediately following such transaction, the parent entity of such surviving or resulting entity (other than a bona fide equity financing principally for capital raising purposes in which the Company sells and issues equity securities to investors).

1.3    Delivery of Certificate and New Warrant. Within a reasonable time after Holder exercises this Warrant in the manner set forth in Section 1.1 above, the Company shall (a)(x) provided that the Company’s transfer agent is then participating in the Depository Trust Company (“DTC”) Deposit Withdrawal Agent Commission (“DWAC”) system, cause the Company’s transfer agent to credit the number of Shares acquired to Holder’s account with DTC or (y) if the Company’s transfer agent is not then participating in the DTC DWAC system, deliver to Holder a certificate representing the Shares issued to Holder upon such exercise and, if this Warrant has not been fully exercised and has not expired, a new warrant of like tenor representing the Shares not so acquired.

1.4    Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form, substance and amount to the Company or, in the case of mutilation, on surrender of this Warrant to the Company for cancellation, the Company shall, within a reasonable time, execute and deliver to Holder, in lieu of this Warrant, a new warrant of like tenor and amount.

1.5    Restrictions on Exercise; Compliance with Securities Laws. Notwithstanding anything to the contrary herein, this Warrant may only be exercised if (a) such exercise complies with applicable securities laws and (b) at the time of such exercise, Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act. Holder agrees to take such actions and execute such documents as reasonable requested by the Company to evidence the foregoing.

SECTION 2.    ADJUSTMENTS TO THE SHARES AND EXERCISE PRICE.

2.1    Stock Splits or Combinations. If the Company subdivides the outstanding shares of Common Stock by reclassification or otherwise into a greater number of shares, the number of Shares purchasable hereunder (the “Warrant Shares”) shall be proportionately increased and the Exercise Price shall be proportionately decreased. If the outstanding shares of Common Stock are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Exercise Price shall be proportionately increased and the number of Shares shall be proportionately decreased.

2.2    Reclassification, Exchange, Conversion or Substitution. Upon any event whereby all of the outstanding shares of Common Stock are reclassified, exchanged, converted, substituted, or replaced for, into, with or by Company securities of a different class and/or series, then from and after the consummation of such event, (i) this Warrant will be exercisable for the number, class and series of Company securities that Holder would have received had the Shares been outstanding on and as of the consummation of such event and (ii) if such event results in a change in the number of Company securities for which this Warrant is then exercisable into, the Exercise Price shall be proportionately adjusted, in each case subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, conversions, substitutions or other similar events.

2.3    Stock Dividend. If the Company shall, at any time or from time to time after the Issue Date, pay a dividend or make any other distribution upon the Common Stock or any other capital stock of the Company payable in shares of Common Stock, the Exercise Price in effect immediately prior to any such dividend or distribution shall be proportionately reduced and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately increased. Any adjustment under this Section 2.3 shall become effective at the close of business on the date the dividend becomes effective.

2.4    Certain Events. If any event of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions occurs, then the Board shall make an appropriate adjustment in the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant so as to protect the rights of the Holder in a manner consistent with the provisions of this Section 2; provided, that no such adjustment pursuant to this Section 2.4 shall increase the Exercise Price or decrease the number of Warrant Shares issuable as otherwise determined pursuant to this Section 2.

2.5    No Fractional Share. No fractional Share shall be issuable upon exercise of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share.

2.6    Notice/Certificate as to Adjustments. Upon each adjustment of the Exercise Price and/or number of Shares, the Company shall notify Holder in writing within a reasonable time setting forth the adjustments to the Exercise Price and/or number of Shares and facts upon which such adjustment is based.

SECTION 3.    INVESTMENT REPRESENTATIONS.

Holder hereby represents and warrants to the Company:

3.1    Purchase for Own Account. Holder is acquiring this Warrant and all equity securities issuable, directly or indirectly, upon exercise of the Warrants (collectively, the “Securities”) for Holder’s own account not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. The acquisition by Holder of any of the Securities shall constitute confirmation of the representation by Holder that Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

3.2    Disclosure of Information. Holder further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of the Company. With respect to any projections of its future operations provided to Holder by the Company, Holder acknowledges that the Company makes no representations or warranties.

3.3    Investment Experience. Holder is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. Holder acknowledges that any investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

3.4    Accredited Investor. Holder is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect and, for the purpose of Section 25102(f) of the California Corporations Code, Holder is excluded from the count of “purchasers” pursuant to Rule 260.102.13 thereunder.

3.5    Restricted Securities. Holder understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the “Securities Act”) only in certain limited circumstances. In this connection, Holder represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. HOLDER UNDERSTANDS AND ACKNOWLEDGES HEREIN THAT AN INVESTMENT IN THE COMPANY’S SECURITIES INVOLVES AN EXTREMELY HIGH DEGREE OF RISK AND MAY RESULT IN A COMPLETE LOSS OF HIS, HER OR ITS INVESTMENT. Holder understands that the Securities have not been and will not be registered under the Securities Act and have not been and will not be registered or qualified in any state in which they are offered, and thus Holder will not be able to resell or otherwise transfer his, her or its Securities unless they are registered under the Securities Act and registered or qualified under applicable state securities laws, or an exemption from such registration or qualification is available. Holder has no immediate need for liquidity in connection with this investment, does not anticipate that the Investor will be required to sell his, her or its Securities in the foreseeable future.

3.6    Reliance by Company. Holder understands that the representations, warranties, covenants and acknowledgements set forth in this Section 3 constitute a material inducement to the Company entering into this Warrant.

3.7    Foreign Investors. If Holder is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code), Holder hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Warrant, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. Holder’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of Holder’s jurisdiction.

3.8    Residence. If Holder is an individual, then Holder resides in the state or province identified in the address of Holder set forth on the signature pages hereto; if Holder is a partnership, corporation, limited liability company or other entity, then the office or offices of Holder in which its principal place of business is identified in the address or addresses of Holder set forth on the signature pages hereto.

3.9    No “Bad Actor” Disqualification Events. Neither (i) Holder, (ii) any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, nor (iii) any beneficial owner of the Company’s voting equity securities (in accordance with Rule 506(d) of the Securities Act) held by Holder is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act.

SECTION 4.    MISCELLANEOUS.

4.1    [Reserved].

4.2    Governing Law. This Warrant is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties.

4.3    Dispute Resolution. The parties hereby irrevocably and unconditionally (a) submit to the jurisdiction of the federal and state courts located within the geographical boundaries of the United States District Court for the Northern District of California for the purpose of any suit, action or other proceeding arising out of or based upon this Warrant, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Warrant except in the federal and state courts located within the geographical boundaries of the United States District Court for the Northern District of California, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Warrant or the subject matter hereof may not be enforced in or by such court.

4.4    Waiver of Right to Jury Trial. EACH OF HOLDER AND THE COMPANY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS NOTE.

4.5    Counterparts. This Warrant may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., DocuSign) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes

4.6    Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

4.7    Notices.

(a)    Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Warrant shall be in writing and shall be conclusively deemed to have been duly given (i) when hand delivered to the other party; (ii) when sent by facsimile to the number set forth below if sent between 8:00 a.m. and 5:00 p.m. recipient’s local time on a business day, or on the next business day if sent by facsimile to the number set forth below if sent other than between 8:00 a.m. and 5:00 p.m. recipient’s local time on a business day, or when sent by electronic mail to the address set forth below if sent between 8:00 am and 5:00 pm recipient’s local time on a business day, or on the next business day if sent by electronic mail other than between 8:00 am and 5:00 pm recipient’s local time; (iii) three business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party at the address set forth below; or (iv) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider. Each person making a communication hereunder by facsimile or electronic mail shall promptly attempt to confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile or electronic mail pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 4.7 by giving the other party written notice of the new address in the manner set forth above.

(b)    The Company agrees to provide no less than fifteen (15) calendar days advance written notice to Holder of any Acquisition to enable Holder to elect to exercise this Warrant as provided herein.

4.8    Transfer. This Warrant and the Shares issuable upon exercise of this Warrant may not be transferred or assigned in whole or in part except (i) with the prior written consent of the Company; provided, that such consent shall not be required in connection with (a) a transfer to any affiliate of Holder, (b) a transfer to RMG or its affiliates or (c) subject to compliance with Section 4.1, a transfer of the Shares (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) following the Closing Date (as defined in the Merger Agreement) and (ii) in each case in compliance with applicable securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). Any subsequent transferee shall agree in writing with the Company to be bound by all of the terms and conditions of this Warrant and make to the Company each of the representations and warranties set forth in Section 3 of this Warrant as of the date of such transfer.

4.9    [Reserved].

4.10    Legends. The Securities shall have such legends as deemed required by the Company for applicable securities laws, the Company’s organizational documents, and any other agreement the Securities are subject to.

4.11    No Stockholder Rights. Holder, as a Holder of this Warrant, will not have any rights as a stockholder of the Company until the exercise of this Warrant.

4.12    Modification and Waiver. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Holder.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Warrant to Purchase Stock to be executed by their duly authorized representatives effective as of the Issue Date written above.

COMPANY:

ADICET BIO, INC.

By:
Name:	Chen Schor
Title:	Chief Executive Officer

Address:	200 Constitution Drive
Menlo Park, CA 94025
Attention: Chen Schor

Facsimile:
Email:

HOLDER:

BEECH HILL SECURITIES, INC.

By:
Name:
Title:

Address:

Email:

APPENDIX 1

NOTICE OF EXERCISE

1.    The undersigned Holder hereby exercises its right to purchase ___________ shares of the Common Stock of Adicet Bio, Inc. (f/k/a resTORbio, Inc.), a Delaware corporation (the “Company”) in accordance with the attached Warrant to Purchase Stock (the “Warrant”), and tenders payment of the Aggregate Exercise Price (as defined in the Warrant) for such shares as follows:

[    ]    check in the amount of $                     payable to order of the Company enclosed herewith.

[    ]    Wire transfer of immediately available funds to the Company’s account.

2.    By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Section 3 of the Warrant as of the date hereof.

HOLDER:

By:
Name:
Title:

Address:

Date:

APPENDIX II

NOTICE OF NET ISSUE ELECTION NOTICE

(To be signed only on net issue exercise of the Warrant)

1.    The undersigned, the holder of the within Warrant (as defined below), hereby irrevocably elects to exercise this Warrant with respect to                      shares of Common Stock of Adicet Bio, Inc. (f/k/a resTORbio, Inc.), a Delaware corporation (the “Company”), in accordance with the attached Warrant to Purchase Stock (the “Warrant”), and tenders payment of the Aggregate Exercise Price pursuant to the net issue election provisions set forth in Section 1.1(b) of the Warrant.

2.    By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Section 3 of the Warrant as of the date hereof.

HOLDER:

By:
Name:
Title:

Address:

Date: